Exhibit 4.1

- ----------------------------------------------------------------



                   SA TELECOMMUNICATIONS, INC.


                               AND


            UNITED STATES TRUST COMPANY OF NEW YORK,
                            as Trustee



                       ------------------

                            INDENTURE

                   Dated as of August 12, 1996

                       ------------------

                           $25,000,000

                 10% Convertible Notes Due 2006


- ----------------------------------------------------------------

                      CROSS-REFERENCE TABLE

                                                Indenture
Trust Indenture Act Section                     Section
- ---------------------------                     ---------
Section 310(a)(1). . . . . . . . . . . . . . .     8.10
        (a)(2) . . . . . . . . . . . . . . . .     8.10
        (a)(3) . . . . . . . . . . . . . . . .     N.A.
        (a)(4) . . . . . . . . . . . . . . . .     N.A.
        (a)(5) . . . . . . . . . . . . . . . .     N.A.
        (b). . . . . . . . . . . . . . . . . .     8.08; 8.10;
                                                   13.02
        (c). . . . . . . . . . . . . . . . . .     N.A.
Section 311(a) . . . . . . . . . . . . . . . .     8.11
        (b). . . . . . . . . . . . . . . . . .     8.11
        (c). . . . . . . . . . . . . . . . . .     N.A.
Section 312(a) . . . . . . . . . . . . . . . .     2.05
        (b). . . . . . . . . . . . . . . . . .     13.03
        (c). . . . . . . . . . . . . . . . . .     13.03
Section 313(a) . . . . . . . . . . . . . . . .     8.06
        (b)(1) . . . . . . . . . . . . . . . .     8.06
        (b)(2) . . . . . . . . . . . . . . . .     N.A.
        (c). . . . . . . . . . . . . . . . . .     8.06; 13.02
        (d). . . . . . . . . . . . . . . . . .     8.06
Section 314(a) . . . . . . . . . . . . . . . .     5.02; 5.03;
                                                   13.02
        (b). . . . . . . . . . . . . . . . . .     N.A.
        (c)(1) . . . . . . . . . . . . . . . .     13.04
        (c)(2) . . . . . . . . . . . . . . . .     13.04
        (c)(3) . . . . . . . . . . . . . . . .     N.A.
        (d). . . . . . . . . . . . . . . . . .     N.A.
        (e). . . . . . . . . . . . . . . . . .     13.05
        (f). . . . . . . . . . . . . . . . . .     N.A.
Section 315(a) . . . . . . . . . . . . . . . .     8.01(b)
        (b). . . . . . . . . . . . . . . . . .     8.05; 13.02
        (c). . . . . . . . . . . . . . . . . .     8.01(a)
        (d). . . . . . . . . . . . . . . . . .     8.01(c)
        (e). . . . . . . . . . . . . . . . . .     7.11
Section 316(a)(last sentence). . . . . . . . .     2.09
        (a)(1)(A). . . . . . . . . . . . . . .     7.05
        (a)(1)(B). . . . . . . . . . . . . . .     7.04
        (a)(2) . . . . . . . . . . . . . . . .     N.A.
        (b). . . . . . . . . . . . . . . . . .     7.07
        (c). . . . . . . . . . . . . . . . . .     N.A.
Section 317(a)(1). . . . . . . . . . . . . . .     7.08
        (a)(2) . . . . . . . . . . . . . . . .     7.09
        (b). . . . . . . . . . . . . . . . . .     2.04
Section 318(a) . . . . . . . . . . . . . . . .     13.01
_________________

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                        TABLE OF CONTENTS


Article   Section   Heading                                  Page
- -------   -------   -------                                  ----
   1                DEFINITIONS AND INCORPORATION BY
                    REFERENCE

          1.01      Definitions. . . . . . . . . . . . . . .    1
          1.02      Other Definitions. . . . . . . . . . . .    9
          1.03      Incorporation by Reference of
                      Trust Indenture Act. . . . . . . . . .    9
          1.04      Rules of Construction. . . . . . . . . .   10

   2                THE SECURITIES

          2.01      Form and Dating. . . . . . . . . . . . .   10
          2.02      Execution and Authentication . . . . . .   11
          2.03      Registrar, Paying Agent, Conversion
                      Agent, New York Presenting Agent
                      and Securities Custodian . . . . . . .   14
          2.04      Payment on Securities; Paying Agent
                      to Hold Money in Trust . . . . . . . .   14
          2.05      Securityholder Lists . . . . . . . . . .   15
          2.06      Transfer and Exchange. . . . . . . . . .   16
          2.07      Mutilated, Destroyed, Lost and Stolen
                      Securities . . . . . . . . . . . . . .   17
          2.08      Outstanding Securities . . . . . . . . .   17
          2.09      Treasury Securities. . . . . . . . . . .   18
          2.10      Temporary Securities . . . . . . . . . .   18
          2.11      Cancellation . . . . . . . . . . . . . .   18
          2.12      Defaulted Interest . . . . . . . . . . .   19
          2.13      Restrictive Legends. . . . . . . . . . .   19
          2.14      Book-Entry Provisions for Global
                      Security . . . . . . . . . . . . . . .   21
          2.15      Special Transfer Provisions. . . . . . .   23
          2.16      CUSIP Number . . . . . . . . . . . . . .   25

   3                REDEMPTION

          3.01      Notices to Trustee . . . . . . . . . . .   26
          3.02      Selection of Securities to Be
                      Redeemed . . . . . . . . . . . . . . .   26
          3.03      Notice of Redemption . . . . . . . . . .   26
          3.04      Effect of Notice of Redemption . . . . .   27
          3.05      Deposit of Redemption Price. . . . . . .   28
          3.06      Securities Redeemed in Part. . . . . . .   28

   4                REPURCHASE OF SECURITIES AT THE
                    OPTION OF THE HOLDERS UPON A
                    FUNDAMENTAL CHANGE

          4.01      Repurchase upon Fundamental Change . . .   28
          4.02      Notices, Etc.. . . . . . . . . . . . . .   29
          4.03      Exercising Repurchase Right. . . . . . .   29
          4.04      Certain Definitions. . . . . . . . . . .   30

   5                COVENANTS

          5.01      Payment of Securities. . . . . . . . . .   32
          5.02      SEC Reports. . . . . . . . . . . . . . .   33
          5.03      Compliance Certificate . . . . . . . . .   34
          5.04      Corporate Existence. . . . . . . . . . .   34
          5.05      Notice of Defaults . . . . . . . . . . .   34
          5.06      Further Instruments and Acts . . . . . .   34
          5.07      Limitation on Liens. . . . . . . . . . .   34
          5.08      Limitation on Acquisitions . . . . . . .   35
          5.09      Limitation on Restricted Payments. . . .   35
          5.10      Limitation on Transactions
                      with Affiliates. . . . . . . . . . . .   36
          5.11      Conduct of Business. . . . . . . . . . .   37
          5.12      Limitation on Incurrence of
                      Subordinated Indebtedness. . . . . . .   37

   6                SUCCESSORS

          6.01      When Company May Merge, Etc. . . . . . .   38

   7                DEFAULTS AND REMEDIES

          7.01      Events of Default. . . . . . . . . . . .   39
          7.02      Acceleration . . . . . . . . . . . . . .   40
          7.03      Other Remedies . . . . . . . . . . . . .   40
          7.04      Waiver of Past Defaults. . . . . . . . .   41
          7.05      Control by Majority. . . . . . . . . . .   41
          7.06      Limitation on Suits. . . . . . . . . . .   41
          7.07      Rights of Holders to Receive
                      Payment. . . . . . . . . . . . . . . .   42
          7.08      Collection Suit by Trustee . . . . . . .   42
          7.09      Trustee May File Proofs of Claim . . . .   42
          7.10      Priorities . . . . . . . . . . . . . . .   43
          7.11      Undertaking for Costs. . . . . . . . . .   43

   8                TRUSTEE

          8.01      Duties of Trustee. . . . . . . . . . . .   44
          8.02      Rights of Trustee. . . . . . . . . . . .   45
          8.03      Individual Rights of Trustee . . . . . .   46

          8.04      Trustee's Disclaimer . . . . . . . . . .   46
          8.05      Notice of Defaults . . . . . . . . . . .   46
          8.06      Reports by Trustee to Holders. . . . . .   46
          8.07      Compensation and Indemnity . . . . . . .   47
          8.08      Replacement of Trustee . . . . . . . . .   48
          8.09      Successor Trustee, Agents by
                      Merger, Etc. . . . . . . . . . . . . .   49
          8.10      Eligibility; Disqualification. . . . . .   50
          8.11      Preferential Collection of Claims
                      Against Company. . . . . . . . . . . .   50
          8.12      Compliance with Tax Laws . . . . . . . .   50

   9                DISCHARGE OF INDENTURE

          9.01      Termination of Company's
                      Obligations. . . . . . . . . . . . . .   50
          9.02      Application of Trust Money . . . . . . .   51
          9.03      Repayment to Company . . . . . . . . . .   51
          9.04      Indemnity for Government
                      Obligations. . . . . . . . . . . . . .   52
          9.05      Reinstatement. . . . . . . . . . . . . .   52

   10               AMENDMENTS, SUPPLEMENTS AND WAIVERS

          10.01     Without Consent of Holders . . . . . . .   52
          10.02     With Consent of Holders. . . . . . . . .   53
          10.03     Compliance With Trust Indenture Act. . .   54
          10.04     Revocation and Effect of Consents. . . .   55
          10.05     Notation on or Exchange of
                      Securities . . . . . . . . . . . . . .   55
          10.06     Trustee to Sign Amendments, Etc. . . . .   55

   11               CONVERSION

          11.01     Conversion Privilege . . . . . . . . . .   56
          11.02     Conversion Procedure . . . . . . . . . .   56
          11.03     Fractional Shares. . . . . . . . . . . .   57
          11.04     Taxes on Conversion. . . . . . . . . . .   57
          11.05     Company to Provide Stock . . . . . . . .   58
          11.06     Adjustment for Change in Capital
                      Stock. . . . . . . . . . . . . . . . .   58
          11.07     Adjustment for Rights Issue. . . . . . .   59
          11.08     Adjustment for Certain Distributions . .   60
          11.09     Adjustment for All Cash Distribution . .   60
          11.10     Adjustment for Tender or Exchange
                      Offer. . . . . . . . . . . . . . . . .   61
          11.11     Current Market Price . . . . . . . . . .   62
          11.12     When Adjustment May Be Deferred. . . . .   63

          11.13     Stockholder Rights Plan. . . . . . . . .   63
          11.14     When No Adjustment Required. . . . . . .   63
          11.15     Notice of Adjustment . . . . . . . . . .   64
          11.16     Voluntary Reduction. . . . . . . . . . .   64
          11.17     Notice of Certain Transactions . . . . .   64
          11.18     Consolidation, Merger of the Company
                      or Transfer or Lease . . . . . . . . .   65
          11.19     Company Determination Final. . . . . . .   66
          11.20     Trustee's Disclaimer . . . . . . . . . .   66

   12               REPURCHASE OF SECURITIES AT THE OPTION
                    OF THE HOLDERS UPON AN INCURRENCE EVENT

          12.01     Repurchase upon an Incurrence
                      Event. . . . . . . . . . . . . . . . .   66
          12.02     Notices, Etc.. . . . . . . . . . . . . .   67
          12.03     Exercising Repurchase Right. . . . . . .   67

   13               MISCELLANEOUS

          13.01     Trust Indenture Act Controls . . . . . .   68
          13.02     Notices. . . . . . . . . . . . . . . . .   69
          13.03     Communications by Holders With
                      Other Holders. . . . . . . . . . . . .   69
          13.04     Certificate and Opinions as to
                      Conditions Precedent . . . . . . . . .   70
          13.05     Statements Required in Certificate
                      or Opinion . . . . . . . . . . . . . .   70
          13.06     Rules by Trustee and Agents. . . . . . .   70
          13.07     Legal Holidays . . . . . . . . . . . . .   70
          13.08     Governing Law. . . . . . . . . . . . . .   71
          13.09     No Recourse Against Others . . . . . . .   71
          13.10     Successors . . . . . . . . . . . . . . .   71
          13.11     Counterpart Originals. . . . . . . . . .   71
          13.12     Severability . . . . . . . . . . . . . .   71
          13.13     No Adverse Interpretation of
                      Other Agreements . . . . . . . . . . .   71

   14               CORPORATE OBLIGATION ONLY

          14.01     Indenture and Securities Solely
                      Corporate Obligations. . . . . . . . .   71

   SIGNATURES

   EXHIBIT A - FORM OF SECURITY
   EXHIBIT B - FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
               WITH TRANSFERS TO NON-QIB ACCREDITED INVESTORS
   EXHIBIT C - FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
               WITH TRANSFERS PURSUANT TO REGULATION S

________________

* This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE dated as of August 12, 1996, between SA
TELECOMMUNICATIONS, INC., a Delaware corporation ("Company"), and
UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation ("Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 10% Convertible Notes Due 2006 ("Securities"):

                           ARTICLE 1.

           DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01  Definitions.

          "Additional Permitted Indebtedness" means any Indebtedness incurred by the Company or its Subsidiaries, as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time, where the aggregate principal amount of borrowings available or Indebtedness outstanding thereunder does not exceed (i) 85% of the consolidated inventory and accounts receivable (excluding accounts receivable subject to third party accounts receivable billing arrangements or overdue for more than 90 days) of the Company and its Subsidiaries determined on a pro forma basis as if any acquisition or disposition of stock or assets to be made on or about the time of any required calculation of Additional Permitted Indebtedness had occurred plus (ii) the product of (a) consolidated revenues of the Company and its Subsidiaries for the most recent six-month period for which financial statements are available, calculated in accordance with GAAP (except for the absence of footnotes and subject to normally recurring year-end audit adjustments) and determined on a pro forma basis as if any acquisition or disposition of stock or assets had occurred at the beginning of such six-month period and (b) 2/3.

          "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Registrar, Paying Agent, Conversion
Agent, New York Presenting Agent or Co-Registrar.

          "Beneficial Holder" shall mean each participant in the Depository who holds an interest in a Security as indicated in the Participants List (provided, however, that the Trustee shall be under no duty to make any inquiry regarding the accuracy of the Participants List).

          "Board of Directors" or "Board" means the Board of Directors of the Company or any duly authorized committee of the Board.

          "Business Day" means any day that is not a Legal
Holiday.

          "Capital Lease Obligations" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any capital stock that has preferential rights to any other capital stock with respect to dividends or redemption or upon liquidation.

          "Common Stock" has the meaning provided in Section
11.01.

          "Company" means the party named as such above until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor.

          "Consolidated Interest Expense" means, with respect to any period, the sum, without duplication, of (i) the interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation,
(a) amortization of debt discount (other than debt discount in relation to debentures to be redeemed from the proceeds of the Offering), (b) the net payments, if any, under interest rate agreements (including amortization of discounts), (c) the interest portion of any deferred payment obligation and
(d) accrued interest, plus (ii) the interest component of all Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Subsidiaries during such period (other than the interest component relating to up to $2 million of Capital Lease Obligations of the Company and its Subsidiaries), and all capitalized interest of the Company and its subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP consistently applied.

          "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP consistently applied, minus (i) extraordinary net gains and net net gains realized on any sale or disposition of assets during such period, minus (ii) the portion of net income (or loss) of the Company and its subsidiaries allocable to interests in unconsolidated Persons, except to the extent of the amount of dividends or distributions actually paid in cash to the Company or its subsidiaries by such Person during such period, minus
(iii) the net income of any Person combined with the Company or any of its subsidiaries on a "pooling-of-interests" basis attributable to any period prior to the date of combination.

          "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

          "Depository" means, with respect to the Securities issuable or issued in whole or in part as a Global Security, the Person specified in Section 2.03 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

          "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Fundamental Change), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Fundamental Change) on or prior to the final maturity date of the Securities.

          "GAAP" means, as of any date, generally accepted accounting principles in the United States and not including any interpretations or regulations that have been proposed but that have not become effective.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or which is evidenced by a note, bond, debenture or similar instrument,
(ii) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (iii) all liabilities secured by any consensual Lien (including capital leases and Liens arising in connection with purchase money debt) on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the lesser of the amount of the debt secured thereby or the value of the property subject to such Lien, (iv) all Disqualified Capital Stock issued by such Person after the date hereof (other than any Series A Cumulative Convertible Preferred Stock of the Company issued as a pay-in-kind dividend pursuant to the terms of the Company's Series A Cumulative Convertible Preferred Stock outstanding on the date of the Indenture), and (v) to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (iv) above. "Indebtedness" of the Company and its Subsidiaries shall not include trade payables (including, without limitation, obligations under third party accounts receivable billing agreements) incurred in the ordinary course of business and payable in accordance with customary practices and non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business and any current liability for federal, state, local or other taxes and inter-company indebtedness among the Company and its Subsidiaries.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Independent Director" means non-management directors of any Person.

          "Issue Date" means August 12, 1996, the date of original issuance of the Securities.

          "Liens" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind
(including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Officer" means the Chairman and Chief Executive
Officer, the President, any Vice President, the Chief Financial
Officer, the Controller or the Secretary or Assistant Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers. See Sections 13.04 and 13.05.

          "Operating Cash Flow" means, with respect to any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP consistently applied, plus, without duplication,
(i) extraordinary net losses and net losses realized on any sale or other disposition of assets during such period, to the extent such losses were deducted in computing net income (or loss), plus
(ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such net income (or loss), and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus
(iii) Consolidated Interest Expense of the Company and its subsidiaries for such period, plus (iv) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such net income (or loss) (including amortization of goodwill and other intangibles).

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company. See Sections 13.04 and 13.05.

          "Over-Allotment Option" means the option granted by the Company to Furman Selz LLC and Rauscher Pierce Refsnes, Inc. to purchase up to $3,750,000 aggregate principal amount of additional Securities pursuant to the Purchase Agreement, dated August 5, 1996, between such parties, the Company and certain subsidiaries of the Company.

          "Participants List" means the position listings showing
Persons that have a beneficial interest in the Securities evidenced by the Global Security held by the Depository and the amount of such interest, but only to the extent that a copy thereof is furnished by the Depository to the Trustee.

          "Permitted Liens" means (i) Liens securing purchase money debt; (ii) Liens arising in connection with capital leases;
(iii) Liens in favor of the Company or any Subsidiary of the Company; (iv) Liens to secure debt of any Person which merges with or into or consolidates with or is otherwise acquired by the Company or any Subsidiary of the Company or debt encumbering any asset acquired by the Company or any Subsidiary of the Company, in either case which debt was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition; (v) Liens outstanding on the date of this Indenture;
(vi) Liens in favor of the Trustee under this Indenture and any Liens securing the Securities; (vii) Liens in connection with any Additional Permitted Indebtedness, including interest rate agreements related thereto; (viii) Liens for taxes, assessments, governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve is maintained to the extent required by GAAP; (ix) other Liens incidental to the conduct of the Company's and its Subsidiaries' business or the ownership of its property and assets not securing any debt for borrowed money, and which do not in the aggregate materially detract from the value of the Company's and its Subsidiaries' property or assets when taken as a whole, or materially impair the use thereof in the operation of its business; (x) Liens incurred or pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of statutory obligations (including to secure government contracts);
(xi) Liens incurred or deposits made to secure the performance of tenders, bids, leases, and other obligations of like nature (including appeal, surety and performance bonds) incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (xii) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere in any material respect with the ordinary conduct of the business of the Company or its Subsidiaries; (xiii) Liens arising out of judgments or awards against the Company or any of its Subsidiaries with respect to which the Company or such Subsidiary is prosecuting an appeal or proceeding for review and the Company or such Subsidiary is maintaining adequate reserves to the extent required by GAAP; (xiv) any interest or title of a lessor in the property subject to any lease other than a capital lease; and
(xv) any statutory warehousemen's, materialmen's, mechanic's, carrier's, supplier's, vendor's or other similar Lien for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained to the extent required by GAAP). "Permitted Liens" shall also include the extension, renewal, amendment, refinancing or refunding of debt secured by any Permitted Lien set forth above, except that in the case of the extension, renewal, amendment, refinancing or refunding of any debt secured by a Lien under clause (iv) or (v) of this definition, such Lien does not extend to any other property not contemplated by the terms of such existing Lien and the principal amount of debt so secured is not increased.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Pro Forma Interest Coverage" means, with respect to any date of determination, the ratio of (i) Operating Cash Flow for the most recent full fiscal quarter ending on or immediately prior to such date, determined on a pro forma basis as if any acquisition or disposition of stock or assets had occurred at the beginning of such quarter, to (ii) Consolidated Interest Expense for the most recent full fiscal quarter ending on or immediately prior to such date, determined on a pro forma basis in the case of each of clauses (i) and (ii) as if any obligations of the Company or its subsidiaries incurred or repaid during such quarter had been incurred or repaid at the beginning of such quarter, to the extent any such obligation gives rise to Consolidated Interest Expense.

          "Quoted Prices" of the Common Stock means the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price regular way or, in case no such sale takes place on such day, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or if on any such Trading Day the Common Stock is not quoted by any such organization, the average of the highest reported bid and lowest reported asked prices as available in any other over-the-counter market, or if on such Trading Day the Common Stock is not reported in any such market, the fair value of a share of Common Stock on such day, as determined in good faith by, and evidenced by a resolution of, the Board of Directors.

          "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company
(other than dividends or distributions payable solely in Capital

Stock of the Company); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, (iii) any principal payment on, purchase, defeasance, redemption or other prepayment of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, other than any such subordinate or junior Indebtedness which is issued by the Company as part of the purchase consideration paid to the seller of any stock, assets or property to the Company or any of its subsidiaries.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means the Securities described above issued, authenticated and delivered under this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Custodian" means United States Trust
Company of New York, as custodian with respect to the Global
Securities, or any successor entity thereto.

          "Subsidiary" means a corporation, a majority of the voting stock of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more other Subsidiaries.

          "TIA" means the Trust Indenture Act of 1939, as amended and as in effect on the date of this Indenture, except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

          "Trading Day" means each Monday, Tuesday, Wednesday,
Thursday and Friday other than any day on which securities are not traded on the principal exchange or market on which the securities in question are traded.

          "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Trustee" means the party named as such above until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor.

          "USC" means U.S. Communications, Inc., a Texas corporation acquired by the Company.

          SECTION 1.02  Other Definitions.

                                                     Defined
Term                                                 In Section

"Acquisition"  . . . . . . . . . . . . . . . . . . .  5.08
"Annualized Revenues"  . . . . . . . . . . . . . . .  5.08
"Bankruptcy Law" . . . . . . . . . . . . . . . . . .  7.01
"Common Stock" . . . . . . . . . . . . . . . . . . . 11.01
"Company Notice" . . . . . . . . . . . . . . . . . .  4.02
"Conversion Agent" . . . . . . . . . . . . . . . . .  2.03
"Current Market Price" . . . . . . . . . . . . . . . 11.11
"Custodian"  . . . . . . . . . . . . . . . . . . . .  7.01
"Entity" . . . . . . . . . . . . . . . . . . . . . .  5.08
"Event of Default" . . . . . . . . . . . . . . . . .  7.01
"Exchange Act" . . . . . . . . . . . . . . . . . . .  4.04
"Expiration Time". . . . . . . . . . . . . . . . . . 11.10
"Final Surrender Date" . . . . . . . . . . . . . . .  4.03
"Fundamental Change" . . . . . . . . . . . . . . . .  4.04
"Global Security". . . . . . . . . . . . . . . . . .  2.01
"Junior Capital Stock" . . . . . . . . . . . . . . .  4.04
"Legal Holiday"  . . . . . . . . . . . . . . . . . . 13.07
"New York Presenting Agent"  . . . . . . . . . . . .  2.03
"Non-Cash Consideration  . . . . . . . . . . . . . .  5.08
"Paying Agent" . . . . . . . . . . . . . . . . . . .  2.03
"Person" . . . . . . . . . . . . . . . . . . . . . .  4.04
"Purchased Shares" . . . . . . . . . . . . . . . . . 11.10
"Record Date"  . . . . . . . . . . . . . . . . . . . 11.07, 11.08
"Registrar"  . . . . . . . . . . . . . . . . . . . .  2.03
"Repurchase Date"  . . . . . . . . . . . . . . . . .  4.03
"Repurchase Price" . . . . . . . . . . . . . . . . .  4.01
"U.S. Government Obligations"  . . . . . . . . . . .  9.01
"Voting Shares"  . . . . . . . . . . . . . . . . . .  4.04

          SECTION 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company or any successor to the Company.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.04  Rules of Construction.  Unless the
context otherwise requires:

          (1)  A term has the meaning assigned to it;

          (2) An accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

          (3)  "Or" is not exclusive;

          (4) Words in the singular include the plural, and words in the plural include the singular; and

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          (6) Provisions apply to successive events and transactions.

                           ARTICLE 2.

                         THE SECURITIES

          SECTION 2.01 Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the Securities, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities in registered form, substantially in the form set forth in Exhibit A (the "Global Security"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Securities"). Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Securities in registered form, in substantially the form set forth in Exhibit A (the "U.S. Physical Securities"). The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities."

          SECTION 2.02  Execution and Authentication.  Two
Officers shall sign the Securities on behalf of the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

          A Security shall not be valid until authenticated by the manual signature of the Trustee. The Trustee's signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate and make available for delivery Securities for original issue in an aggregate principal amount of $25,000,000 upon an Officers' Certificate without any further action by the Company; provided, however, that in the event that the Company sells any Securities pursuant to the Over-Allotment Option granted pursuant to Section 3 of the

Purchase Agreement, dated August 5, 1996, between the Company, certain subsidiaries of the Company and the Initial Purchasers, then the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of $25,000,000 plus up to an additional $3,750,000 aggregate principal amount of the Securities sold pursuant to the Over-Allotment Option upon an Officers' Certificate without any further action by the Company. The Officers' Certificate shall specify the amount of Securities to be authenticated, the date on which the Securities are to be authenticated and the aggregate principal amount of Securities outstanding on the date of authentication, and shall further specify the amount of such Securities to be issued as the Global Security, Offshore Physical Securities or U.S. Physical Securities. The aggregate principal amount of the Securities outstanding at any time may not exceed the amount set forth above, subject to the proviso set forth therein, except as provided in Section 2.07.

          The Trustee shall not be required to authenticate Securities if the issuance of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture in a manner which is not reasonably acceptable to the Trustee.

          At any time when any of the Securities remain outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.07, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Trust Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent for the Securities may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities, as their names and addresses appear in the Security register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Securities shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

          SECTION 2.03 Registrar, Paying Agent, Conversion Agent, New York Presenting Agent and Securities Custodian. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more Co-Registrars, one or more additional paying agents and one or more additional conversion agents. The Company may act as Registrar, Conversion Agent, Paying Agent or Co-Registrar. The term "Paying Agent" includes any additional paying agent; the term "Conversion Agent" includes any additional conversion agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall give the Trustee at least thirty days' notice prior to changing the Registrar, Paying Agent or Conversion Agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

          If there is not at least one of each such Registrar or Co-Registrar, Paying Agent and Conversion Agent located in the Borough of Manhattan, City of New York, the Company shall also maintain an office in the Borough of Manhattan, City of New York where the securities may be presented for purposes of transfer and exchange, payment and conversion (the "New York Presenting Agent"). The Company initially appoints United States Trust Company of New York, New York, New York, to serve as New York Presenting Agent.

          The Company initially appoints The Depository Trust
Company ("DTC") to act as Depository with respect to the Global
Securities.

          The Company initially appoints United States Trust
Company of New York to act as Securities Custodian with respect to the Global Securities.

          SECTION 2.04 Payment on Securities; Paying Agent to Hold Money in Trust. (a) Subject to the following provisions, no later than 2:00 p.m., New York, New York time, on the due date of principal of and premium, if any, and interest on the Securities, the Company will pay to the Paying Agent in immediately available funds the amounts, in money of the United States that at the time of payment is legal tender for payment of public or private debts, in the manner, at the times and for the purposes set forth herein and in the text of the Securities, and the Company hereby authorizes and directs the Paying Agent from funds so paid to it to make or cause to be made payment of the principal of and premium, if any, and interest on the Securities set forth herein and in the text of the Securities. The Paying Agent will make payment, from the funds furnished by the Company, of the principal of and premium, if any, and interest on the Securities by wire transfer.

          (b) Interest on a Security (other than defaulted interest) shall be paid on each interest payment date to the Holder thereof at the close of business on the relevant record date specified in the Securities. Principal of and premium, if any, on Securities shall be payable only against presentation and surrender thereof at the principal office of the Paying Agent, unless the Company shall have otherwise instructed the Trustee in writing.

          (c) The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium, if any, or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Company acts as Paying Agent, it shall segregate the money held by it for the payment of principal of and premium, if any, and interest on the Securities and hold it as a separate trust fund. The Company shall provide ten days' prior written notice to the Trustee that it is to act as Paying Agent with respect to such payment and the Trustee may rely on such notice. The Company at any time may require a Paying Agent to pay all money held by the Paying Agent to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money so paid.

          SECTION 2.05 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders (the "Securities Register"). If the Trustee is not the Registrar, the Company shall furnish to the Trustee not less than five Business Days prior to each interest payment date and at such other times as the Trustee may reasonably request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.06 Transfer and Exchange. Subject to the provisions of Sections 2.13 and 2.14, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.10, 3.06, 4.03, 10.05 or 11.02, in which event the Company shall be responsible for the payment of such taxes).

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Neither the Company nor the Registrar shall be required
(i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.02 and ending at the close of business on the day of selection, or (ii) to register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          Any Holder of the Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Securities may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

          SECTION 2.07 Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee or the Company, together with such security, bond or indemnity as may be required by the Company or the Trustee to save each of them and any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security, bond or indemnity in a form satisfactory to both of them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          Notwithstanding the provisions of the previous paragraphs of this Section 2.07, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company or the Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee), if any, connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder. A new Security shall have such legends as are on the old Security, unless the Company provides otherwise.

          SECTION 2.08  Outstanding Securities.  The Securities
outstanding at any time are all Securities authenticated by the Trustee (or an Authenticating Agent appointed pursuant to Section

2.02) except for (i) Securities cancelled by the Trustee,
(ii) Securities delivered to the Trustee for cancellation,
(iii) reductions in the interests in the Global Security effected by the Trustee hereunder, (iv) Securities for whose payment or redemption money in the necessary amount has been previously deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture and (v) Securities which have been paid pursuant to Section 2.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and those described in this Section as not outstanding.

          A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

          SECTION 2.09 Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

          SECTION 2.10 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Every temporary Security shall be executed by the Company and authenticated by the Trustee, and registered by the Registrar, upon the conditions, and with like effect, as a definitive Security. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

          SECTION 2.11 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall promptly forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and may destroy cancelled Securities and deliver a certificate of such destruction to the Company, unless the Company directs the Trustee to deliver cancelled Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to Article 11.

          SECTION 2.12 Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner not inconsistent with the requirements of any securities exchange on which the Securities are listed, if any. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special record date. The Company shall fix the record date and payment date for the payment of any defaulted interest. At least 15 days before the record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, payment date and amount of interest to be paid.

          SECTION 2.13  Restrictive Legends.  Each Global
Security, Physical Security and certificates representing shares of Common Stock issued upon conversion of a Security that constitutes a Restricted Security shall bear the following legend
(the "Private Placement Legend") on the face thereof until August 12, 1999, unless otherwise agreed by the Company and the Holder thereof:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
     (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN
     RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES
     ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT
     (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE

     THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
     (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
     (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          Each Global Security shall also bear the following legend on the face thereof:

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART
     FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY
     NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY
     TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE
     OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF
     SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A
     SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR
     DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN
     AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
     COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER
     OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR
     PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS

     REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND
     ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH
     OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
     REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER
     USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
     IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF,
     CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO
     TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF
     CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH
     SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS
     GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN
     ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
     SECTION 2.14 OF THE INDENTURE.

          SECTION 2.14  Book-Entry Provisions
                        for Global Security.

          (a) The Global Security initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Sec-tion 2.13.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

          (b) Transfers of the Global Security shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.15. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

          (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

          (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Security pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Section 2.13.

          (f) The Holder of the Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (g) None of the Company, the Trustee, the Registrar, the Paying Agent or any agent of the Company or the Trustee will have any responsibility or liability for (i) any aspect of the records relating to or payments made on account of the beneficial ownership interests of the Global Security by the Depository or any of its participants, or for maintaining, supervising or reviewing any records of the Depository or any of its participants relating to the beneficial ownership interests of the Global Security, (ii) the payments to the beneficial owners of the Global Security of amounts paid to the Depository or the Depository's nominee or (iii) any other matter relating to the actions and practices of the Depository or any of its participants. Neither the Company nor the Trustee will be liable for any delay by the Holder of the Global Security or the Depository or any of its participants in identifying the beneficial owners of the Securities, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instruction from the Global Security Registered Owner or the Depository for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Securities to be issued).

          SECTION 2.15  Special Transfer Provisions.

          (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

             (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after August 12, 1999 or
        (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit B hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto; and

            (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Security, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB
(excluding transfers to Non-U.S. Persons):

             (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

            (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

          (c) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section
2.15 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d) Applicability to Common Stock. The provisions and requirements of this Section 2.15 shall apply equally to any proposed transfers of shares of Common Stock issuable upon conversion of the Securities, except that Sections 2.15(a)(ii) and (b)(ii) shall be inapplicable and that the documentation required to be delivered thereunder shall be so delivered to the registrar for the Common Stock rather than the Registrar.

          (e) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement
Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to
Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          (f) Trustee Obligations. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          SECTION 2.16 CUSIP Number. The Company in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                           ARTICLE 3.

                           REDEMPTION

          SECTION 3.01 Notices to Trustee. If the Company wishes to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed at least 45 days before the redemption date (unless a shorter notice shall be satisfactory to the Trustee).

          SECTION 3.02 Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot or on a pro rata basis from Securities outstanding and not previously called for redemption (unless the Company specifically directs the Trustee otherwise) or in such manner as complies with applicable legal and securities exchange requirements, if any. The Trustee shall make the selection (and provide the Company with written notice of such selection and the Securities to be redeemed) at least 40 days but not more than 60 days before the redemption date. Securities and portions of them the Trustee selects for redemption shall be in amounts of $1,000 or integral multiples of $1,000. In the event that the Trustee is not the Registrar, the Registrar shall provide to the Trustee such information as the Trustee may reasonably request to implement the selection. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          SECTION 3.03  Notice of Redemption.  At least 30 days
but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to the Trustee and each Holder whose Securities are to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3)  the CUSIP number;

          (4)  the conversion price;

          (5) the name and address of the Paying Agent and Conversion Agent;

          (6) that Securities called for redemption may be converted at any time before the close of business on the tenth calendar day immediately preceding the redemption date, or if such day is not a Business Day, then the close of business on the next succeeding day which is a Business Day;

          (7) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

          (8) that Securities called for redemption must be surrendered to the Paying Agent in order to collect the redemption price;

          (9) that interest on Securities called for redemption ceases to accrue on and after the redemption date, and the amount of interest accrued on the Securities called for redemption up to but not including the redemption date; and

          (10) if less than all of any Security is to be redeemed, the principal amount of such Security to be redeemed.

          Upon ten days' prior notice to the Trustee (or such shorter notice as shall be satisfactory to the Trustee), the Company may request that the Trustee mail the notice of redemption (prepared by the Company) in the Company's name and at its expense.

          SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption, unless theretofore converted into Common Stock pursuant to the terms of this Indenture, shall become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest to the redemption date; provided, however, that any regular semi-annual payment of interest becoming due on the redemption date shall be payable to the

Holder of any such Security as provided in paragraph 2 of the Securities.

          SECTION 3.05 Deposit of Redemption Price. No later than 2:00 p.m., New York, New York time, on the redemption date, the Company shall deposit in immediately available funds with the Paying Agent money sufficient to pay the redemption price of and interest accrued to the redemption date on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall return to the Company any money not required for that purpose because of conversion of Securities.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such redemption price, interest on the Securities to be redeemed will cease to accrete or accrue, as the case may be, on and after the applicable redemption date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accreted or accrued interest thereon, as the case may be, shall, until paid, bear interest from the redemption date at the rate provided in the Securities.

          SECTION 3.06 Securities Redeemed in Part. Upon surrender to the Trustee of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                           ARTICLE 4.

          REPURCHASE OF SECURITIES AT THE OPTION OF THE
                HOLDERS UPON A FUNDAMENTAL CHANGE

          SECTION 4.01 Repurchase upon Fundamental Change. The Company covenants and agrees that, in the event that there occurs a Fundamental Change (as defined in Section 4.04(b) hereof), each Holder will have the right, at such Holder's option, to require the Company to repurchase all, or any portion that is an integral multiple of $1,000, of such Holder's Securities on the Repurchase Date (as defined in Section 4.03 below) selected as provided below at a repurchase price which is equal to 100% of the principal amount of such Securities plus accrued interest to the Repurchase Date.

          The Company shall comply with the requirements of Rule 13e-4 and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to this Article 4. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Article 4, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Article 4 by virtue thereof.

          SECTION   Notices, Etc.  Unless the Company shall
have theretofore called for redemption all the outstanding Securities, on or before the 30th day after the occurrence of a Fundamental Change, the Company shall deliver to the Trustee and mail to each Holder at such Holder's address appearing in the Securities register a written notice (the "Company Notice") describing the occurrence of the Fundamental Change and of the repurchase right set forth herein arising as a result thereof, as well as stating the final date by which the Securities must be surrendered for repurchase, the conversion price then in effect, the Repurchase Date, the repurchase price and the procedure which the Holder must follow to elect repurchase. If requested by the Company upon ten days' prior written notice (or such shorter notice as shall be satisfactory to the Trustee), the Trustee shall, in the name of the Company and at its expense, mail the Company Notice to each Holder. The Company shall also cause a copy of such notice of the repurchase right to be sent at least once to the Dow Jones News Service or similar business service in the United States. The Trustee shall not be deemed to have knowledge of the occurrence of a Fundamental Change until it receives written notice thereof from the Company.

          No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

          SECTION 4.03 Exercising Repurchase Right. (a) To elect repurchase of any Securities or portion thereof, the Holder will be required to surrender, on or before the Final Surrender Date (as defined below), to the Trustee, such Security duly endorsed or assigned to the Company or in blank, together with written notice of the Holder's election to have the Company repurchase all or any $1,000 portion of such Security specified in such notice. Election of repurchase by a Holder shall be irrevocable. "Final Surrender Date" shall mean the date which is, subject to any contrary requirements of applicable law, 60 days after the date of mailing of the Company Notice.
"Repurchase Date" shall mean the date selected by the Company for the repurchase of the Securities that is not less than 10 and not more than 30 days after the Final Surrender Date.

          (b) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the repurchase price in cash to the Holder on the Repurchase Date; provided, however, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Securities, registered as such at the close of business on the relevant record date specified in the Securities according to the terms and provisions of Article 2. No later than 2:00 p.m., New York, New York time, on the Repurchase Date, the Company shall deposit with the Trustee in immediately available funds an amount equal to the aggregate repurchase price of all Securities or portions thereof accepted for payment.

          (c) If any Security surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount which is payable at maturity shall, until the repurchase price (as calculated at the date of payment) is paid, continue to bear interest from the Repurchase Date at the rate borne by the Security and each such Security shall continue to remain convertible into Common Stock until said repurchase price shall have been paid to the Holder or duly provided for by deposit with the Paying Agent in immediately available funds without restriction.

          (d) Any Security which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

          SECTION 4.04  Certain Definitions.  For purposes of
this Article:

          (a) The term "Junior Capital Stock" shall mean capital stock of the Company that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, to shares of capital stock of any other class of the Company;

          (b) The term "Fundamental Change" shall mean any of the following:

               (i) a "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than a Permitted Holder, becoming the "beneficial owner" (as defined in Rule l3d-3 under the Exchange
          Act) of Voting Shares (as defined below) of the Company entitled to exercise more than 50% of the total voting power of all outstanding Voting Shares of the Company (including any Voting Shares that are not then outstanding of which such Person or group is deemed the beneficial owner) for purposes of Rule 13d-3; or

              (ii) a change in the Board of Directors in which the individuals who constituted the Board of Directors at the beginning of the two-year period immediately preceding such change (together with any other director whose election by the Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

             (iii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another Person in a single transaction or series of related transactions (other than (x) a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, (y) a merger which is effected solely to change the jurisdiction of incorporation of the Company or (z) any consolidation with or merger of the Company into a wholly owned subsidiary of the Company, or any sale or transfer by the Company of all or substantially all of its assets to one or more of its wholly owned subsidiaries, in any one transaction or a series of transactions, provided, in any such case, that the resulting corporation or each such subsidiary assumes or guarantees the Company's obligations under the Securities); provided, however, that a Fundamental Change shall not occur with respect to any such transaction if either (i) the last sale price of the Common Stock for any five Trading Days during the ten Trading Days immediately preceding the public announcement by the Company of such transaction is at least equal to 105% of the conversion price in effect on such Trading Day, (ii) the consideration in such transaction to the holders of Common Stock consists of cash, securities that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market, or a combination of cash and such securities, and the aggregate fair market value of such consideration (which, in the case of such securities, shall be equal to the average of the last sale prices of such securities during the ten consecutive Trading Days commencing with the sixth Trading Day following consummation of the transaction) is at least 105% of the conversion price in effect on the date immediately preceding the closing date of such transaction, or
          (iii) in the case of a merger or consolidation, the stockholders of the Company immediately prior to the date of such transaction continue to beneficially own a majority of the Voting Shares of the surviving entity;

          (c) The term "Person" shall include any syndicate or group which would be deemed to be a "Person" under
     Section 13(d)(3) of the Exchange Act as in effect on the date of the original execution of this Indenture;

          (d)  The term "Voting Shares" shall mean all
     outstanding shares of any class or classes (however designated) of Junior Capital Stock entitled to vote generally in the election of members of the Board of Directors; and

          (e)  The term "Permitted Holder" means Jack W. Matz,
     Jr. or his Affiliates.

                           ARTICLE 5.

                            COVENANTS

          SECTION 5.01 Payment of Securities. The Company shall pay the principal of and premium, if any, and interest on, the

Securities on the dates and in the manner provided in the Securities and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent (other than the Company) holds on that date money sufficient to pay all principal, premium, if any, and interest then due and that is immediately available on such date for payment to the Holders.

          The Company shall pay interest on overdue principal and premium, if any, at the rate per annum borne by the Securities;
it shall pay interest on overdue installments of interest at the same rate per annum to the extent lawful.

          SECTION 5.02 SEC Reports. The Company shall deliver to the Trustee, within 15 days after it files them with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may be rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within the time periods prescribed under such rules and regulations. Notwithstanding that the Company may not be subject to or required to remain subject to, the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall continue to file with the Commission and provide to the Trustee such annual and interim reports (each including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants) on Forms 10-K and Q, respectively, as the Company would be required to file were it subject to such reporting requirements within the time periods prescribed under such rules and regulations, and all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. The Company shall not be obligated to file any such reports with the Commission if the Commission does not permit such filings but shall remain obligated to provide such reports to the Trustee and the Holders within the periods of time referred to above. The Company shall provide to any Holder of Securities any information reasonably requested by the Holder concerning the Company (including financial statements) necessary in order to permit such Holder to transfer Securities in accordance with Rule 144A promulgated under the Securities Act. In addition, the Company shall cause its annual reports to shareholders and any quarterly or other financial reports furnished by it to shareholders generally to be filed with the Trustee and mailed at the expense of the Company no later than the date such materials are mailed or made available to the Company's shareholders, to the Holders at their addresses as set forth in the register of Securities maintained by the Registrar. Upon qualification of this Indenture under the TIA, the Company also shall comply with the provisions of TIA Section 314(a).

          SECTION 5.03 Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 5.03, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. The first certificate pursuant to this Section shall be for the year ending on December 31, 1996.

          SECTION 5.04 Corporate Existence. Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchise; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 5.05 Notice of Defaults. In the event that indebtedness for borrowed money of the Company in an amount in excess of $10,000,000 is accelerated because of the occurrence of any default under such indebtedness, the Company will promptly give written notice to the Trustee of such failure or acceleration, as the case may be, or of the occurrence of an event which, with the giving of notice or the passage of time, or both, would entitle the holder or holders of such indebtedness to declare such indebtedness due and payable before its maturity.

          SECTION 5.06 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the purposes of this Indenture.

          SECTION 5.07 Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any of their respective property or assets, or any proceeds therefrom, unless (i) in the case of Liens on property, assets or proceeds securing Indebtedness that is expressly subordinate or junior in right of payment to the Securities, the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Securities are equally and ratably secured.

          SECTION 5.08 Limitation on Acquisitions. The Company will not, and will not permit any Subsidiary to, acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or any division, operating unit, line of business or subdivision thereof (each an "Entity"), in a single transaction or series of related transactions (an "Acquisition"), for total consideration in excess of $2,000,000 unless the fair market value at the time of entering into such transaction (as evidenced by, in the case of consideration other than cash or Common Stock of the Company ("Non-Cash Consideration"), (i) a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee if the fair market value of such Non-Cash Consideration is less than or equal to $1,000,000 or (ii) an opinion issued by a nationally recognized investment banking firm, nationally recognized telecommunications industry consultant or nationally recognized independent public accounting firm if the fair market value of such Non-Cash Consideration is greater than $1,000,000) of the total consideration given for such Acquisition is less than 200% of the Annualized Revenues of the Entity acquired. "Annualized Revenues" for any such Entity shall mean the product of (i) revenues of such Entity for the most recent fiscal quarter for which financial statements are available, calculated on a basis consistent with such Entity's most recent audited annual statements (except for the absence of footnotes and subject to normally recurring year-end audit adjustments) or, if not available, actual billings for such period, as certified to the Trustee either by an officer of the Company or an officer of the Entity or the Seller of the Entity and (ii) four.

          SECTION 5.09 Limited on Restricted Payments. The Company will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors (including a majority of the Independent Directors) set forth in an Officers' Certificate delivered to the Trustee, (i) no Default or Event of Default (and no event that, after notice or lapse of time, or both, would become an "event of default" under the terms of any Indebtedness of the Company or its Subsidiaries) shall have occurred and be continuing or would occur as a consequence thereof, and (ii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the sum of (a) 50% of cumulative Consolidated Net Income of the Company (or if cumulative Consolidated Net Income is a loss, less 100% of such loss) from the Issue Date to the last day of the full fiscal quarter for which financial information is available (but in no event ending more than 135 days prior to the date of such proposed Restricted Payment), plus (b) the aggregate amount of all net cash proceeds received after the Issue Date by the Company from the issuance and sale (other than to a Subsidiary) of Capital Stock (other than Disqualified Capital Stock).

          The foregoing provisions will not prohibit (a) so long as there is no Default or Event or Default continuing, the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under this Indenture, and such payment shall be deemed to have been paid on such date of declaration for purposes of clause (ii) of the preceding paragraph, (b) the application of the net proceeds of the issuance of the Securities to exercise the Company's option to purchase approximately 843,023 shares of Common Stock from former shareholders of USC and to redeem $2.21 million aggregate principal amount and accrued but unpaid interest of the Company's 9% Convertible Subordinated Debentures due on March 7, March 18, April 10 or June 21, 1997, (c) the payment of dividends on, or the redemption or repurchase of, the 166,667 shares of the Company's Series A Cumulative Convertible Preferred Stock outstanding on March 31, 1996, and any additional shares of Series A Preferred Stock, issued as pay-in-kind dividends thereon, (d) the repurchase at below then current fair market value (based on the average closing price of the Common Stock for the twenty trading days preceding such repurchase) of employee and director options or shares in accordance with the Company's stock option plans or agreements related thereto, (e) pay cash in lieu of fractional shares for stock splits, reverse stock splits and recapitalizations and upon conversions of Capital Stock or the Securities or (f) redeem, repurchase of otherwise prepay up to

$300,000 of subordinated Indebtedness of the Company outstanding on the date of the Indenture.

          SECTION 5.10 Limitation of Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Subsidiary of the Company) unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and (ii) the Company delivers to the Trustee (a) an Officers' Certificate certifying that such transaction or series of related transactions complies with clause (i) above and with respect to any transaction or series of transactions involving aggregate payments in excess of $500,000, an Officers' Certificate certifying that such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company and approved by a majority of the Independent Directors. Notwithstanding the foregoing, this provision will not apply to (i) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Company entered into in the ordinary course of business on customary terms (including customary benefits thereunder), (ii) any transaction entered into by or among the Company or one of its subsidiaries with one or more subsidiaries of the Company, (iii) payment of reasonable and customary fees to directors of the Company who are not employees of the Company and the payment of reasonable and customary compensation for director and Board of Director observer fees, meeting expenses, insurance premiums and indemnities to the extent permitted by law, and (iv) issuance and repurchase of stock options (and shares of Capital Stock upon exercise thereof) pursuant to stock options plans and agreements related thereto and loans or advances to employees for relocation or travel expenses in the ordinary course of business on customary terms.

          SECTION 5.11  Conduct of Business.  The Company and its
Subsidiaries will not engage in any businesses which are not the same, similar, ancillary, complementary or related to the businesses in which the Company and its Subsidiaries are engaged on the date of the Indenture.

          SECTION 5.12 Limitation on Incurrence of Subordinated Indebtedness. The Company will not issue any Indebtedness subordinate or junior in right of payment to the Notes that matures, or requires any mandatory payment of principal, prior to 120 days after the final maturity of the Notes, other than any such subordinate or junior Indebtedness which is issued by the Company as part of the purchase consideration paid to the seller of any stock, assets or property to the Company or any of its Subsidiaries.

                           ARTICLE 6.

                           SUCCESSORS

          SECTION 6.01 When Company May Merge, Etc. The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless:

          (1) the Company is the surviving Person or that Person is a corporation organized under the laws of the United States, any state thereof or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and whose equity securities are listed on a national securities exchange in the United States or authorized for quotation on the Nasdaq National Market;

          (2) that Person assumes by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, except that it need not assume the obligations of the Company as to conversion of Securities if pursuant to Section 11.18 the Company or another Person enters into a supplemental indenture obligating it to deliver securities, cash or other assets upon conversion of Securities;

          (3)  immediately after giving effect to such
     transaction, no Default shall have occurred and be continuing; and

          (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for related to such transaction have been complied with.

          The surviving, transferee or lessee corporation shall be the successor Company. Upon compliance with these provisions by a successor or transferee corporation or entity the Company shall be released from its obligations under this Indenture and the Securities.

                           ARTICLE 7.

                      DEFAULTS AND REMEDIES

          SECTION 7.01 Events of Default. An "Event of Default" occurs if:

          (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the Default continues uncured for a period of 30 days;

          (2) the Company defaults in the payment of (A) principal of or premium, if any, on any Security when the same becomes due and payable, whether at maturity, upon redemption or otherwise, or (B) the Repurchase Price in respect of any Security when due;

          (3) the Company fails to comply with any of its other covenants or agreements set forth in this Indenture and the Default continues for the period and after the notice specified below;

          (4) the Company defaults with respect to any indebtedness for borrowed money of the Company, which default results in acceleration of any such indebtedness which is in an amount of in excess of $10,000,000;

          (5) the Company pursuant to or within the meaning of any Bankruptcy Law (as defined below):

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C)  consents to the appointment of a Custodian
          (as defined below) of it or for all or substantially all of its property, or

               (D) makes a general assignment for the benefit of its creditors; or

          (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A)  is for relief against the Company in an
          involuntary case,

               (B) appoints a Custodian of the Company or for all or substantially all of its property, or

               (C)  orders the liquidation of the Company,

     and the order or decree remains unstayed and in effect for 90 consecutive days.

The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term
"Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          A Default under clause (3) above is not an Event of Default until the Trustee or, subject to Section 2.09, the Holders of at least 25% in principal amount of the Securities notify the Company in writing of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default". When a Default is cured, it ceases to exist.

          SECTION 7.02 Acceleration. If any Event of Default described in Section 7.01(1) through (4) occurs and is continuing, the Trustee, by written notice to the Company, or, subject to Section 2.09, the Holders of at least 25% in aggregate principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may declare the principal of and accrued interest on all Securities to be due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If any Event of Default described in
Section 7.01(5) or (6) occurs the principal of and accrued interest on all Securities shall automatically become due and payable, without any action required of the Trustee or the Holders. Subject to Section 2.09, the Holders of a majority in principal amount of the Securities by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and if all payments (including fees and expenses) due to the Trustee have been paid.

          SECTION 7.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or the Repurchase Price of or premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. To the extent permitted by law. no remedy is exclusive of any other remedy and all remedies are cumulative.

          SECTION 7.04 Waiver of Past Defaults. Subject to Sections 2.09, 7.07 and 10.02, the Holders of a majority in aggregate principal amount of the Securities by written notice to the Trustee may waive an existing Default and its consequences except a Default in the payment of the principal of or premium, if any, or interest on any Security as specified in clauses (1) and (2) of Section 7.01 or a Default under Article 11. When a Default is waived, it is cured and ceases to exist. This
Section 7.04 shall be in lieu of TIA Section 316(a)(1)(B), and TIA Section 316(a)(1)(B) is hereby expressly excluded from this Indenture and Section, as permitted by the TIA.

          SECTION 7.05 Control by Majority. Subject to Section 2.09, the Holders of a majority in aggregate principal amount of the Securities may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of another Securityholder, or would expose the Trustee to liability or expense for which it has not been offered indemnity satisfactory to it in its sole discretion. This
Section 7.05 shall be in lieu of TIA Section 316(a)(1)(A), and TIA Section 316(a)(1)(A) is hereby expressly excluded from this Indenture and Section, as permitted by the TIA.

          SECTION 7.06  Limitation on Suits.  A Securityholder
may pursue any remedy with respect to this Indenture or the Securities only if:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be, or which may be, incurred by the Trustee in pursuing the remedy;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holders of a majority in principal amount of the Securities do not give the Trustee a direction in writing inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 7.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of and premium, if any, and interest on the Security on or after the respective due dates expressed in the Security, and to convert such Security in accordance with Article 11, or to bring suit for the enforcement of any such payment on or after such respective due dates and such right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

          SECTION 7.08 Collection Suit by Trustee. If an Event of Default specified in Section 7.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, Repurchase Price, if any, and interest remaining unpaid together with interest on overdue principal and premium, if any, and on the principal amount of any Security for which the Repurchase Price is overdue, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum set forth in the title of the Securities, and the amounts provided for in Section 8.07 hereof.

          SECTION 7.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceeding relative to the Company, its creditors or its property.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceedings.

          Any Custodian is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 8.07.

          SECTION 7.10 Priorities. If the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:

          First:  to the Trustee for amounts due under
     Section 8.07 or any other provision of this Indenture;

          Second: to Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

          Third:  to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 7.10.

          SECTION 7.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

                           ARTICLE 8.

                             TRUSTEE

          SECTION 8.01 Duties of Trustee. (a) If to the knowledge of a Trust Officer of the Trustee an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of
Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the accuracy of the contents thereof.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a written direction received by it pursuant to Section 7.05.

          (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and need not be invested except as agreed to by the Trustee.

          SECTION 8.02  Rights of Trustee.  Subject to
Section 8.01:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel reasonably acceptable to the Trustee, which may be counsel to the Company, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company under this Indenture; but the Trustee may make further inquiry as to the performance of the covenants, conditions and agreements aforesaid.

          (g) The Trustee shall not be required to give any bond or surety in respect of the execution of its trusts and powers or in respect of this Indenture.

          SECTION 8.03 Individual Rights of Trustee. Subject to Sections 8.10 and 8.11 and TIA SectionSection 310 and 311, the Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights the Trustee would have if it were not Trustee. Any Agent may do the same with like rights.

          SECTION 8.04 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company's use of the proceeds from the sale of the Securities or the use or application of any money received by any Paying Agent other than the Trustee, and shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          SECTION 8.05 Notice of Defaults. If a Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder, at the name and address which appear in the Securities Register, a notice of the Default within 90 days after the Default occurs. Except in the case of a Default in payment of the principal of or premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as its board of directors, the executive committee, or a trust committee of its directors and/or responsible officers in good faith determines that withholding the notice is in the interests of Securityholders. The Trustee shall not be deemed to have notice of any Default or Event of Default other than as described in clauses (1) or (2) of Section
7.01 unless it shall have received written notice thereof from the Company or any Securityholder, or a Trust Officer has actual knowledge thereof. This Section 8.05 shall be in lieu of the proviso to TIA Section 315(B), and such proviso to TIA Section 315(B) is hereby expressly excluded from this Indenture and Section, as permitted by the TIA.

          SECTION 8.06 Reports by Trustee to Holders. If required by TIA Section 313(a), within 60 days after each April 1 beginning with the April 1 following the date of this Indenture, the Trustee shall mail to each Securityholder a report dated as of such April 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

          A copy of each such report at the time of its mailing to Securityholders shall also be mailed to the Company and shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

          The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

          SECTION 8.07 Compensation and Indemnity. The Company shall from time to time pay to the Trustee reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee, within 45 days after receiving request therefor, for all reasonable out-of-pocket disbursements, fees and expenses incurred by the Trustee in connection with the performance of its duties under this Indenture, including without limitation those incurred in connection with the enforcement of any remedy hereunder or the interpretation of any provision hereunder. Such expenses include the reasonable compensation and reasonable out-of-pocket expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability, including, without limitation, reasonable fees and expenses of counsel, incurred by it in connection with this Indenture, except those arising out of its gross negligence or willful misconduct. The Trustee shall promptly notify the Company of any claim for which the Trustee may seek indemnity, including costs and expenses of defending itself against any claim for liability arising from the exercise or performance of any of its powers or duties hereunder. The failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless such failure results in the forfeiture by the Company of substantive rights or defenses. The Company will be entitled to participate in any proceeding and, to the extent that it may wish, to assume the defense thereof, at its expense, with counsel reasonably satisfactory to the Trustee; provided, however, that if (i) the use of counsel chosen by the Company to represent the Trustee would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the Company and the Trustee and the Trustee shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company, or (iii) the Company shall not have employed counsel reasonably satisfactory to the Trustee to represent the Trustee within a reasonable time after receipt by the Company of notice of the institution of such action, then, in each such case, the Company shall not have the right to direct the defense of such action on behalf of the Trustee and the Trustee shall have the right to select separate counsel to defend such action at the Company's expense. If the Company assumes the defense in any such proceeding and the Trustee elects to have separate counsel participate in such proceeding, except as otherwise provided by this paragraph, the Trustee shall be solely responsible for the fees and expenses of such counsel.

          The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its gross negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, and interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(5) or (6) occurs, the expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

          Notwithstanding any provision hereof to the contrary, the Trustee's lien shall not be subordinated to that of Senior
Indebtedness.

          SECTION 8.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign by giving not less than 30 days prior written notice to the Company specifying its intention to resign and specifying the expected date of such resignation. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee:

          (1)  if the Trustee fails to comply with Section 8.10;

          (2) if the Trustee is adjudged a bankrupt or an insolvent;

          (3) if a receiver or other public officer takes charge of the Trustee or its property;

          (4)  if the Trustee becomes incapable of acting; or

          (5) upon 30 days prior written notice from the Company specifying such removal.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 8.10, any Securityholder or Beneficial Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided for in Section 8.07), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the

Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

          SECTION 8.09 Successor Trustee, Agents by Merger, Etc. If the Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent, as the case may be.

          SECTION 8.10 Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirement of TIA SectionSection 310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and maintain a corporate trust office in the Borough of Manhattan, City of New York. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b).

          SECTION 8.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

          SECTION 8.12. Compliance with Tax Laws. The Paying Agent hereby agrees to comply with all U.S. Federal income tax information reporting and withholding requirements with respect to payments of premium (if any) and interest on the Securities. The Company shall provide to the Paying Agent such information as the Paying Agent shall reasonably request in order to comply with such requirements.

                           ARTICLE 9.

                     DISCHARGE OF INDENTURE

          SECTION 9.01  Termination of Company's Obligations.
The Company may terminate all of its obligations under this Indenture if:

          (a)(1) the Securities mature within one year or all of them are to be called for redemption (and the Securities are redeemable) within one year and arrangements satisfactory to the Trustee are made with respect to the giving of the notice of redemption; and

          (2) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay, when due, the principal of and premium, if any, and interest on the Securities to maturity or redemption, as the case may be. The Company may make such deposit only during the one-year period referred to in paragraph (1) above and only if Article 12 permits it; or

          (b) all securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in
     Section 9.03) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder.

          However, the obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 5.01, 8.07, 8.08, 9.03, 9.04 and 9.05 and in Article
11 shall survive until the Securities are no longer outstanding. Thereafter the obligations in Sections 8.07, 9.03 and 9.04 shall survive.

          After a termination of the Company's obligations in accordance with this Section, the Trustee upon receipt of an Officers' Certificate and Opinion of Counsel shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

          In order to have money available on a payment date to pay principal of and premium, if any, or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money.

          "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          SECTION 9.02 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 9.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and premium, if any, and interest on the Securities.

          SECTION 9.03  Repayment to Company.  The Trustee and
the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

          Subject to the requirements of applicable law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or premium, if any, or interest that remains unclaimed for two years; provided, however, that before making any such repayment, the Trustee or such Paying Agent shall, if the Company so requests and at the expense of the Company, cause to be published once a week for two successive weeks, in each case on any day of the week, in an authorized newspaper in the Borough of Manhattan, The City of New York, or mail to each such Holder, a notice (in such form as may be deemed appropriate by such Trustee or Paying Agent) that said monies remain unclaimed and that, after a date named therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of said monies then remaining will be returned to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

          SECTION 9.04  Indemnity for Government Obligations.
The Company shall pay and shall indemnify the Trustee and each Securityholder against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such obligations.

          SECTION 9.05 Reinstatement. If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then, and only then, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Section 9.01; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee.

                           ARTICLE 10.

               AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 10.01 Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Securityholder:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

          (2) to add to the covenants of the Company for the benefit of the Holders of the Securities or to surrender any right or power herein conferred upon the Company; or

          (3) to add to or change any provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

          (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities; or

          (5) to cure any ambiguity or defect in and to correct or supplement any provision in this Indenture or any Security that may be inconsistent with any other provision in this Indenture or in the Security, or to make any other provisions with respect to matters or questions arising under this Indenture; provided, however, that any such action pursuant to this clause (5) shall not adversely affect the interests of the Holders of Securities in any material respect; or

          (6) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect qualification of this Indenture under the TIA and to add to this Indenture such other provisions as may be expressly permitted by the TIA.

          SECTION 10.02 With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities, and the Holders of a majority in aggregate principal amount of the Securities may waive compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiver under this Section may not:

          (1) change the stated maturity date of the principal of, or interest on, any Security or adversely affect the right of a Holder to convert any Security;

          (2) reduce the principal amount of, or premium, if any, or interest on, any Security;

          (3) change the currency for payment of principal of, or interest on, any Security;

          (4) impair the right to institute suit for the enforcement of any payment on or with respect to any Security;

          (5) reduce the amount of Securities whose Holders must consent to an amendment or supplement of this Indenture or the waiver of defaults or compliance hereunder;

          (6)  make any change in Section 7.04, 7.07 or this
     Section 10.02 (second sentence); or

          (7) amend, modify or change in any material respect the obligation of the Company to offer to repurchase the Securities in the event of a Fundamental Change or an Incurrence Event or modify any of the provisions or definitions with respect thereto after a Fundamental Change or an Incurrence Event, as the case may be, has occurred.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. The Company may establish, by delivery of an Officers' Certificate to the Trustee, a record date for determining Securityholders of record entitled to give any consent or waiver.

          After an amendment or supplement under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment or supplement. Any failure of the Company to mail each such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment or supplemental indenture.

          SECTION 10.03 Compliance with Trust Indenture Act. From the date on which this Indenture is qualified under the TIA, every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect; provided, however, that in no event shall this Section 10.03 be deemed by itself to require that this Indenture or the Trustee be qualified under the TIA or constitute an admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

          SECTION 10.04  Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to such Security or portion of a Security if a Trust Officer of the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder. Notwithstanding the foregoing, if a record date has been established for the purpose of determining Securityholders entitled to consent, such written notice of revocation must be signed by the Securityholder of record as of the record date or his duly appointed proxy.

          SECTION 10.05 Notation on or Exchange of Securities. The Trustee may place an appropriate notation relating to an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue, and the Trustee shall authenticate, new Securities that reflect the amendment, supplement or waiver. Failure to make such notation or issue such new Securities shall have no effect on such amendment, supplement or waiver.

          SECTION 10.06 Trustee to Sign Amendments, Etc. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or Section 11.18 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

          The Trustee shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights of the Trustee.
If the amendment or supplement does adversely affect the Trustee's rights, the Trustee may, but need not, sign it.

                           ARTICLE 11.

                           CONVERSION

          SECTION 11.01 Conversion Privilege. A Holder of a Security may convert it into fully paid and non-assessable shares of Common Stock at any time during the period, and subject to the terms, stated herein and in paragraph 8 of the Securities. The number of shares issuable upon conversion of a Security is determined by dividing the principal amount to be converted by the conversion price in effect on the conversion date, and rounding the result to the nearest 1/l00th of a share.

          The initial conversion price is stated in paragraph 8 of the Securities. The conversion price is subject to adjustment as provided in this Article 11.

          A Holder may convert a portion of a Security if the portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

          "Common Stock" means shares of the common stock, par value $0.0001, of the Company as it exists at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company.

          SECTION 11.02 Conversion Procedure. To convert a Security a Holder must satisfy the requirements set forth in paragraph 8 of the Securities. The date on which the Holder satisfies all those requirements in respect of a Security is the conversion date of that Security. As soon as is reasonably practical on or after the conversion date, the Company shall deliver through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion of that Security and a check for any fractional share. The Person in whose name the certificate is registered shall be treated as a shareholder of record on and after the conversion date.

          No payment will be made for accrued interest on a converted Security (other than the payment of interest to the Holder of a Security at the close of business on a record date pursuant to Section 2.04(b) hereof) unless at the time of conversion such Security has been called for redemption pursuant to Section 3.03 hereof, in which case the Holder of such Security shall be entitled to interest accrued thereon to the date of conversion. Upon conversion, no payment or adjustment will be made for dividends or distributions on any Common Stock issued upon conversion of any Security.

          If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

          Upon surrender of a Security that is converted in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

          If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding business day that is not a Legal Holiday with the same force and effect as if surrendered on such last day.

          Upon receiving notice of the conversion of an interest in a Global Security, the Trustee or the Securities Custodian, at the direction of the Trustee, shall make a notation on such Global Security as to the reduction in the principal amount represented thereby, subject to the terms of the standing agreements with and procedures of the Depository.

          SECTION 11.03 Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead the Company will deliver to the converting Securityholder its check for the current market value of the fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent.

          For purposes of this Section, the current market price of a share of Common Stock is the Quoted Price of the Common
Stock on the last Trading Day prior to the conversion date.

          SECTION 11.04 Taxes on Conversion. If a Holder of a Security converts it, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than such Holder's.

          SECTION 11.05  Company to Provide Stock.  The Company
shall reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common
Stock, enough shares of Common Stock to permit the conversion of the Securities.

          All shares of Common Stock which may be issued upon conversion of the Securities shall be fully paid and nonassessable.

          The Company shall endeavor to comply with all applicable securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall endeavor to list such shares on each national securities exchange on which the Common Stock is listed, or to have such shares approved for quotation on the Nasdaq National Market or other over-the-counter market on which the Common Stock is traded.

          SECTION 11.06  Adjustment for Change in Capital Stock.
If the Company:

          (1) issues any shares of its capital stock as a dividend (or other distribution) on its Common Stock;

          (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

          (3) combines its outstanding shares of Common Stock into a smaller number of shares; or

          (4) issues by reclassification of its Common Stock any shares of its capital stock, then the conversion privilege and the conversion price in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted will receive the number of shares of capital stock of the Company which would have been received (and if there is more than one class of such capital stock, then shares of each class in the same proportions that would have been received) upon consummation of such action by a Holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such action.

          The adjustment described in the preceding paragraph shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment a Holder of a Security may receive shares of two or more classes of capital stock of the Company upon conversion of such Security, the Company shall determine the allocation of the adjusted conversion price between or among those classes of capital stock. After such allocation, the conversion privilege and the conversion price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article.

          SECTION 11.07 Adjustment for Rights Issue. If the Company distributes any rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as defined in Section 11.11) on the Record Date (as defined below), the conversion price shall be adjusted in accordance with the formula:

                              0 + (N x P)
                                   -----
                    AC = CC x        M
                              -----------
                              0 + N

          where:

               AC = the adjusted conversion price.

               CC = the current conversion price.

               0  = the number of shares of Common Stock
                    outstanding on the Record Date.

               N  = the number of additional shares of Common
                    Stock offered.

               P  = the offering price per share of the
                    additional shares.

               M  = the current market price per share of Common
                    Stock on the Record Date.

          The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants (the "Record Date").

          SECTION 11.08 Adjustment for Certain Distributions. Subject to the last paragraph of this Section 11.08, if the Company distributes to all holders of its Common Stock of cash, debt securities (or other evidences of indebtedness) or other assets (excluding dividends or distributions for which adjustment is required to be made under Section 11.09), the conversion price shall be reduced in accordance with the following formula:

                         AC = CC x M - P
                                   -----
                                   M

          where:

               AC = the adjusted conversion price.

               CC = the current conversion price.

               M  = the current market price per share of Common
                    Stock on the Record Date (as defined below).

               P  = the aggregate fair market value on the Record
                    Date (as determined in good faith by the Board of Directors and set forth in a certified resolution filed with the Trustee) of the cash, debt securities (or other evidences of indebtedness) or other assets distributed applicable to one share of Common Stock.

          The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution (the "Record Date").

          No adjustment will be made with respect to this Section
11.08 if, in lieu of such adjustment, the holders of the

Securities, upon conversion, will be entitled to receive, in addition to the shares of Common Stock into which such Securities are convertible, the kind and amount of debt securities (or other evidences of indebtedness) or other assets comprising the distribution that such holders would have received had they converted their Securities immediately prior to the Record Date.

          SECTION 11.09 Adjustment for All Cash Distribution. Subject to the last two paragraphs of this Section 11.09, if the Company shall pay or make a dividend or other distribution consisting exclusively of cash to all holders of its Common Stock, the conversion price shall be reduced in accordance with the following formula:

                    AC = CC x M - C
                              -----
                                M

          where:

               AC = the adjusted conversion price.

               CC = the current conversion price.

               M  = the current market price per share of Common
                    Stock on the date fixed for payment of such distribution.

               C  = the amount of cash so distributed and not
                    excluded (as provided below) applicable to one share of Common Stock.

          The adjustment shall become effective immediately prior to the opening of business on the day following the date fixed for payment of such distribution.


          SECTION 11.10 Adjustment for Tender or Exchange Offer. Subject to the last paragraph of this Section 11.10, in the event that a tender or exchange offer (other than an odd-lot offer) made by the Company or any subsidiary of the Company for all or a portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors and set forth in a certified resolution filed with the Trustee) that, as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, exceeds 105% of the current market price per share of Common Stock on the trading day next succeeding the Expiration Time, the conversion price shall be reduced in accordance with the following formula:

                    AC = CC x    O x M
                              ----------
                              P + (T x M)

          where:

               AC = the adjusted conversion price.

               CC = the current conversion price.

               O  = the number of shares of Common Stock
                    outstanding (including any tendered or
                    exchanged shares) at the Expiration Time.

               P  = the fair market value of the aggregate
                    consideration payable to shareholders of
                    Common Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares of Common Stock so accepted, up to any such maximum, being referred to as the "Purchased Shares").

               T  = the number of shares of Common Stock
                    outstanding (less any Purchased Shares) on the Expiration Time.

               M  = the current market price per share of Common
                    Stock on the trading day next succeeding the Expiration Time.

          The adjustment shall become effective immediately prior to the opening of business on the day following the Expiration
Time.

          In the event that the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made.

          SECTION 11.11 Current Market Price. For purposes of Sections 11.07, 11.08, 11.09 and 11.10, the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the Trading Day before the "ex" date, if any, with respect to the issuance or distribution requiring such computation. The term "'ex' date," when used with respect to any issuance or distribution, means the first Trading Day on which the Common Stock trades regular way in the market from which the Quoted Price is then to be determined without the right to receive such issuance or distribution.

          SECTION 11.12 When Adjustment May Be Deferred. No adjustment in the conversion price need be made unless the adjustment would require an increase or decrease of at least 1% in the conversion price then in effect. Any adjustments which are not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Article shall be made to the nearest cent or to the nearest 1/l00th of a share, as the case may be.

          SECTION 11.13 Stockholder Rights Plan. In the event the Company implements a stockholder rights plan, such rights plan shall provide that upon conversion of the Securities, the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion), provided, that such Holder would not be an ineligible Person pursuant to such plan.

          SECTION 11.14 When No Adjustment Required. No adjustment need be made for (i) rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest; (ii) a change in the par value (including a change to no par value) of the Common Stock; (iii) the repurchase of shares of Common Stock pursuant to the provisions of employee and incentive stock option plans; (iv) the payment of in-kind dividends to holders of the Company's Series A Preferred Stock outstanding on the date of this Indenture; (v) the repurchase of 843,023 shares of Common Stock from the former shareholders of U.S. Communications, Inc., as contemplated in the Offering Memorandum dated August 5, 1996 pursuant to which the Securities were offered (the "Offering Memorandum"); and (vi) the repurchase of the Company's (a) 9% Convertible Subordinated Debentures due March 18, 1997, (b) 9% Convertible Subordinated Debentures due

March 7, 1997, (c) 9% Convertible Subordinated Debentures due
April 10, 1997, and (d) 9% Convertible Subordinated Debentures due June 21, 1997, all as contemplated in the Offering
Memorandum.

          To the extent the Securities become convertible into cash, no adjustment need be made thereafter as to the cash.
Interest will not accrue on the cash.

          Notwithstanding any provision to the contrary in this Indenture, no adjustment shall be made in the conversion price which would have the effect of reducing the conversion price below the par value of the Common Stock.

          SECTION 11.15 Notice of Adjustment. Whenever the conversion price is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee a certificate from the Company's independent public accountant briefly stating the facts requiring the adjustment and the manner of computing it. In the absence of manifest error, such certificate shall be presumptive evidence that the adjustment is correct.

          SECTION 11.16 Voluntary Reduction. The Company from time to time may reduce the conversion price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Notwithstanding any provision to the contrary in this Indenture, the reduction of the conversion price pursuant to this Section 11.16 shall not require the consent of the Trustee or any Securityholder.

          Whenever the conversion price is reduced, the Company shall mail to Securityholders and the Trustee a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period during which it will be in effect.

          A reduction of the conversion price does not change or adjust the conversion price otherwise in effect for purposes of Sections 11.06 through 11.10.

          SECTION 11.17  Notice of Certain Transactions.  If:

          (1) the Company takes any action which would require an adjustment in the conversion price pursuant to Sec-tion 11.08 and if the Securityholders are, in lieu thereof, participants therein;

          (2) the Company takes any action that would require a supplemental indenture pursuant to Section 11.18; or

          (3) there is a dissolution or liquidation of the Company,

the Company shall mail to Securityholders and the Trustee a notice stating the record date for any such distribution or the effective date of any such subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section.

          SECTION 11.18 Consolidation, Merger of the Company or Transfer or Lease. If the Company is a party to a consolidation, merger or transfer or lease of assets subject to Section 6.01 or a merger which reclassifies or changes its outstanding Common Stock, the Person formed by such consolidation or resulting from such merger or which assumes or leases such assets shall enter into a supplemental indenture.

          The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, transfer or lease by a holder (other than any party to such transaction or any of its affiliates) of the number of shares of Common Stock into which such Security might have been converted immediately before the effective date of such transaction, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, transfer or lease (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, transfer or lease is not the same for each share of Common Stock held immediately prior to such consolidation, merger, transfer or lease by others than the parties to such transaction or their affiliates and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, transfer or lease by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article. If the issuer of securities deliverable upon conversion of Securities is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in the supplemental indenture. The successor Company shall mail to each Securityholder a notice briefly describing the supplemental indenture.

          If this Section applies to a particular event, Section
11.06 shall not apply to such event.

          SECTION 11.19 Company Determination Final. Subject to compliance with the terms of this Indenture and of the Securities, any determination which the Company or its Board of Directors must make pursuant to Section 11.03, 11.06, 11.08,
11.10, 11.11 or 11.12 shall be conclusive.

          SECTION 11.20 Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee has no duty to determine the market price or market value of any fractional or other share. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section
11.18 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of the Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article. The Trustee is conclusively authorized to rely on any notice or certificate received pursuant to Section 11.15 hereof. Each Conversion Agent other than the Company shall have the same protection under this Section as the Trustee.

                           ARTICLE 12.

          REPURCHASE OF SECURITIES AT THE OPTION OF THE
                HOLDERS UPON AN INCURRENCE EVENT

          SECTION 12.01  Repurchase upon an Incurrence Event.
The Company covenants and agrees that, in the event that (i) the Company or any of its Subsidiaries incurs Indebtedness (other than Additional Permitted Indebtedness or Indebtedness under the Securities), (ii) the Pro Forma Interest Coverage of the Company and its Subsidiaries on a consolidated basis, would be less than 2.0:1 and (iii) the average closing sale price of the Common Stock is less than $2.00, adjusted for splits, combinations, reclassifications or similar events, for the twenty Trading Days prior to the incurrence of such Indebtedness (the occurrence of all of (i), (ii) and (iii), an "Incurrence Event"), each Holder will have the right, at such Holder's option, to require the Company to repurchase all, or any portion that is an integral multiple of $1,000, of such Holder's Securities on the Incurrence Repurchase Date (as defined in Section 12.03 below) selected as provided below at a repurchase price which is equal to 100% of the principal amount of such Securities plus accrued interest to the Incurrence Repurchase Date.

          The Company shall comply with the requirements of Rule 13e-4 and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to this Article 12. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Article 12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Article 12 by virtue thereof.

          SECTION 12.02 Notices, Etc. Unless the Company shall have theretofore called for redemption all the outstanding Securities, on or before the 30th day after the occurrence of an Incurrence Event, the Company shall deliver to the Trustee and mail to each Holder at such Holder's address appearing in the Securities register a written notice (the "Company Incurrence Notice") describing the occurrence of the Incurrence Event and of the repurchase right set forth herein arising as a result thereof, as well as stating the final date by which the Securities must be surrendered for repurchase, the conversion price then in effect, the Incurrence Repurchase Date, the repurchase price and the procedure which the Holder must follow to elect repurchase. If requested by the Company upon ten days' prior written notice (or such shorter notice as shall be satisfactory to the Trustee), the Trustee shall, in the name of the Company and at its expense, mail the Company Incurrence Notice to each Holder. The Company shall also cause a copy of such notice of the repurchase right to be sent at least once to the Dow Jones News Service or similar business service in the United States. The Trustee shall not be deemed to have knowledge of the occurrence of an Incurrence Event until it receives written notice thereof from the Company.

          No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

          SECTION 12.03  Exercising Repurchase Right.  (a)  To
elect repurchase of any Securities or portion thereof, the Holder will be required to surrender, on or before the Final Incurrence

Surrender Date (as defined below), at any place where principal is payable, such Security duly endorsed or assigned to the Company or in blank, together with written notice of the Holder's election to have the Company repurchase all or any $1,000 portion of such Security specified in such notice. Election of repurchase by a Holder shall be irrevocable. "Final Incurrence Surrender Date" shall mean the date which is, subject to any contrary requirements of applicable law, 60 days after the date of mailing of the Company Incurrence Notice. "Incurrence Repurchase Date" shall mean the date selected by the Company for the repurchase of the Securities that is not less than 10 and not more than 30 days after the Final Incurrence Surrender Date.

          (b) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the repurchase price in cash to the Holder on the Incurrence Repurchase Date; provided, however, that installments of interest that mature on or prior to the Incurrence Repurchase Date shall be payable in cash to the Holders of such Securities, registered as such at the close of business on the relevant record date specified in the Securities according to the terms and provisions of Article 2. No later than 2:00 p.m., New York, New York time, on the Incurrence Repurchase Date, the Company shall deposit with the Trustee in immediately available funds an amount equal to the aggregate repurchase price of all Securities or portions thereof accepted for payment.

          (c) If any Security surrendered for repurchase shall not be so paid on the Incurrence Repurchase Date, the principal amount which is payable at maturity shall, until the repurchase price (as calculated at the date of payment) is paid, continue to bear interest from the Incurrence Repurchase Date at the rate borne by the Security and each such Security shall continue to remain convertible into Common Stock until said repurchase price shall have been paid to the Holder or duly provided for by deposit with the Paying Agent in immediately available funds without restriction.

          (d) Any Security which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

                           ARTICLE 13.

                          MISCELLANEOUS

          SECTION 13.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; provided, however, that in no event shall this Section 13.01 be deemed by itself to require that this Indenture or the Trustee be qualified under the TIA or constitute an admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

          SECTION 13.02 Notices. Any notice or communication to the Company or the Trustee by the other shall be duly given if in writing and delivered in Person or mailed by first class mail or nationally recognized overnight courier addressed as follows:

     If to the Company:  SA Telecommunications, Inc.
                         1600 Promenade Center, 15th Floor
                         Richardson, Texas  75080
                         Attention:  Vice President and
                                       General Counsel,

     with a copy to:     the Chief Financial Officer

     If to the Trustee:  United States Trust Company of New York
                         114 W. 47th Street, 15th Floor
                         New York, NY  10036
                         Attention:  Corporate Trust
                                       Administration

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication to a Securityholder shall be mailed by first-class mail to his address as shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, provided that notice to the Trustee shall be sufficiently given only when received.

          SECTION 13.03 Communications by Holders with Other Holders. Securityholders may communicate pursuant to TIA
Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

          SECTION 13.04  Certificate and Opinion as to Conditions
Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 13.05  Statements Required in Certificate or
Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture
(other than pursuant to Section 5.03) shall include:

          (1)  a statement that the Person making such
     certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

          SECTION 13.06  Rules by Trustee and Agents.  The
Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Paying Agent, New York
Presenting Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

          SECTION 13.07 Legal Holidays. A "Legal Holiday" is a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 13.08  Governing Law.  The laws of the State of
New York shall govern this Indenture and the Securities without regard to principles of conflicts of law.

          SECTION 13.09 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

          SECTION 13.10  Successors.  All agreements of the
Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 13.11  Counterpart Originals.  The parties may
sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 13.12 Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

          SECTION 13.13 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                           ARTICLE 14.

                    CORPORATE OBLIGATION ONLY


          SECTION 14.01 Indenture and Securities Solely Corporate Obligations. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, any indenture supplement, or in any Security, because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, employees, officers or directors being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration of the issuance of the Securities.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                         SA TELECOMMUNICATIONS, INC.


                         By:  /s/ J. David Darnell
                              --------------------------------
                              Name:  J. David Darnell
                              Title: Vice President-Finance
                                     and Chief Financial Officer

                         UNITED STATES TRUST COMPANY OF
                           NEW YORK, as Trustee


                         By:  /s/ United States Trust Company of
                              New York
                              -----------------------------------
                              Name:
                              Title:

                  EXHIBIT A - FORM OF SECURITY

                       (Face of Security)


No.
$__________


                   SA TELECOMMUNICATIONS, INC.

                              10 % Convertible
Note Due August 15, 2006

                              SA Telecommunications, Inc., a
Delaware corporation, promises to pay to _______________________________________ or registered assigns, the principal sum of _______________ Dollars on August 15, 2006.


Interest Payment Dates:  February 15 and August 15
Record Dates:  February 1, and August 1

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                                   SA TELECOMMUNICATIONS, INC.


                                   By____________________________

                                   By____________________________



Authenticated:

Dated:


United States Trust Company of New York, as Trustee


By ____________________
   Authorized Signer

                      (Reverse of Security)

                   SA TELECOMMUNICATIONS, INC.

                      10% Convertible Note

                       Due August 15, 2006


1.   INTEREST.

          SA TELECOMMUNICATIONS, INC. (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate of 10% per annum. The Company will pay interest semi-annually on February 15 and August 15 each year, commencing on February 15, 1996 to holders of Securities at the close of business on the relevant record dates specified above. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 12, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   METHOD OF PAYMENT.

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the February 1 or August 1 next preceding the interest payment date (including Securities that are cancelled after the record date and on or before the interest payment date). Holders must surrender Securities to a Paying Agent to collect principal and any premium payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.   PAYING AGENT, REGISTRAR, CONVERSION AGENT.

          Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent. Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar by giving written notice to the Trustee. The Company may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

4.   INDENTURE.

          The Company issued this Security as one of a duly authorized issue of Notes of the Company designated as its 10%

Convertible Notes due August 15, 2006 (the "Securities") under an Indenture dated as of August 12, 1996 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of such terms. Terms used herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. Each holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time. The Securities are general unsecured obligations of the Company limited to $25,000,000 in aggregate principal amount ($28,750,000 if the Over-Allotment Option is exercised in full).

5.   OPTIONAL REDEMPTION.

          On and after August 15, 1999, the Company may redeem all the Securities at any time or some of them from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to, but not including, the redemption date, if redeemed during the 12-month period beginning August 15 of the years indicated below:


       Year                               Percentage
       ----                               ----------
       1999. . . . . . . . . . . . . . .  107%
       2000. . . . . . . . . . . . . . .  105.6
       2001. . . . . . . . . . . . . . .  104.2
       2002. . . . . . . . . . . . . . .  102.8
       2003. . . . . . . . . . . . . . .  101.4
       2004 and thereafter . . . . . . .  100.0


No sinking fund is provided for the Securities.

6.   REPURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE.

          If a Fundamental Change (as defined below) occurs, each holder of Securities shall have the right, at the holder's option, to require the Company to repurchase all of such holder's Securities, or any portion thereof that is an integral multiple of $1,000, on the date (the "Repurchase Date") selected by the Company that is not less than 10 nor more than 30 days after the Final Surrender Date (as defined below), at a price equal to the principal amount thereof, plus accrued interest to the Repurchase Date (the "Repurchase Price").

          Within 30 days after the occurrence of a Fundamental Change, the Company is obligated to mail to all holders of record of the Securities a notice (the "Company Notice") describing, among other things, the occurrence of such Fundamental Change and of the repurchase right arising as a result thereof. The Company must deliver a copy of the Company Notice to the Trustee and cause a copy of such notice to be sent at least once to the Dow Jones News Service or similar business service in the United States. To exercise the repurchase right, a holder of Securities must surrender, on or before the date which is 60 days after the date of mailing of the Company Notice (the "Final Surrender Date") the Securities with respect to which the right is being exercised, duly endorsed or assigned to the Company or in blank.

          The term "Fundamental Change" shall mean any of the following:

          (i) a "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than a Permitted Holder, becoming the "beneficial owner" (as defined in Rule l3d-3 under such Act) of Voting Shares (as defined) of the Company entitled to exercise more than 50% of the total voting power of all outstanding Voting Shares of the Company (including any Voting Shares that are not then outstanding of which such Person or group is deemed the beneficial owner) for purposes of Rule 13d-3; or

         (ii) a change in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company at the beginning of the two-year period immediately preceding such change (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

        (iii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another Person in a single transaction or series of related transactions (other than (x) a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, (y) a merger which is effected solely to change the jurisdiction of incorporation of the Company or (z) any consolidation with or merger of the Company into a wholly owned subsidiary of the Company, or any sale or transfer by the Company of all or substantially all of its assets to one or more of its wholly owned subsidiaries, in any one transaction or a series of transactions, provided, in any such case, that the resulting corporation or each such subsidiary assumes or guarantees the Company's obligations under the Securities); provided, however, that a Fundamental Change shall not occur with respect to any such transaction if either (i) the last sale price of the Common Stock for any five Trading Days during the ten Trading Days immediately preceding the public announcement by the Company of such transaction is at least equal to 105% of the conversion price in effect on such Trading Day, (ii) the consideration in such transaction to the holders of Common Stock consists of cash, securities that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the Nasdaq National Market System, or a combination of cash and such securities, and the aggregate fair market value of such consideration (which, in the case of such securities, shall be equal to the average of the last sale prices of such securities during the ten consecutive Trading Days commencing with the sixth Trading Day following consummation of the transaction) is at least 105% of the conversion price in effect on the date immediately preceding the closing date of such transaction, or (iii) in the case of a merger or consolidation the stockholders of the Company immediately prior to the date of such transaction continue to beneficially own a majority of the Voting Shares of the surviving entity.

          "Permitted Holder" means Jack W. Matz, Jr. or his
Affiliates.

          "Voting Shares" is defined to mean all outstanding shares of any class or classes (however designated) of capital stock entitled to vote generally in the election of members of the Board of Directors.

7.   NOTICE OF REDEMPTION.

          Notice of redemption pursuant to paragraph 5 must be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in integral multiples of $1,000. On and after the redemption date, interest shall cease to accrue on Securities or any portion of them called for redemption; provided that funds in the requisite amount are paid or made available for payment on that date.

8.   CONVERSION.

          Subject to the provisions of this paragraph 8, a holder of a Security may convert such Security into Common Stock of the Company. The holder may convert such Security at any time after the Initial Conversion Date through the close of business on August 15, 2006. If the Security is called for redemption, the holder may convert such Security at any time before the close of business on the tenth calendar day immediately preceding the redemption date, or if such day is not a Business Day, then the close of business on the next succeeding day which is a business day. The initial conversion price is $2.55 per share, subject to adjustment in certain events. The number of shares issuable upon conversion of a Security is determined by dividing the principal amount to be converted by the conversion price in effect on the conversion date. Upon conversion, no payment for accrued interest on a converted Security (other than the payment of interest to the Holder of a Security at the close of business on a record date pursuant to paragraph 2 hereof) unless at the time of conversion such Security has been called for redemption, in which case the holder of such Security shall be entitled to interest accrued thereon to the date of conversion. Upon conversion, no payment or adjustment will be made for dividends or distributions on the Common Stock will be made. The Company will deliver a check for any fractional share issuable upon conversion.

          The Initial Conversion Date will be the earliest to occur of (i) December 10, 1996 and (ii) a Fundamental Change.

          To convert a Security, a holder must (1) complete and sign the conversion notice on the back of the Security,
(2) surrender the Security to a Conversion Agent, (3) furnish the appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any transfer or similar tax if required. A holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

          The conversion price will be adjusted for the issuance of capital stock of the Company as a dividend or distribution on its Common Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of rights or warrants to purchase Common Stock at less than the current market price at the time; distributions to such holders of Common Stock of cash, debt securities (including other evidences of indebtedness) or other assets of the Company; certain dividends or other distributions consisting exclusively of cash to all holders of Common Stock; or for payments to holders of Common Stock pursuant to certain tender or exchange offers. No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. However, no adjustment need be made if Securityholders are entitled to participate in the above transactions or in certain other cases. The Company from time to time may voluntarily reduce the conversion price for a period of at least 20 days.

          If the Company is a party to a consolidation or merger, or a transfer or lease of all or substantially all of its assets, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another Person.

9.   REPURCHASE AT OPTION OF HOLDER UPON AN INCURRENCE EVENT

          In the event that (i) the Company or any of its Subsidiaries incurs Indebtedness (other than Additional Permitted Indebtedness or Indebtedness under the Securities), (ii) the Pro Forma Interest Coverage of the Company and its Subsidiaries on a consolidated basis, would be less than 2.0:1 and (iii) the average closing sale price of the Common Stock is less than $2.00, adjusted for splits, combinations, reclassifications or similar events, for the twenty Trading Days prior to the incurrence of such Indebtedness (the occurrence of all of (i), (ii) and (iii), an "Incurrence Event"), each holder of Securities shall have the right, at the holder's option, to require the Company to repurchase all of such holder's Securities, or any portion thereof that is an integral multiple of $1,000, on the date (the "Incurrence Repurchase Date") selected by the Company that is not less than 10 nor more than 30 days after the Final Incurrence Surrender Date (as defined below), at a price equal to the principal amount thereof, plus accrued interest to the Incurrence Repurchase Date.

          Within 30 days after the occurrence of an Incurrence Event, the Company is obligated to mail to all holders of record of the Securities a notice (the "Company Incurrence Notice") describing, among other things, the occurrence of such Incurrence

Event and of the repurchase right arising as a result thereof. The Company must deliver a copy of the Company Incurrence Notice to the Trustee and cause a copy of such notice to be sent at least once to the Dow Jones News Service or similar business service in the United States. To exercise the repurchase right, a holder of Securities must surrender, on or before the date which is 60 days after the date of mailing of the Company Notice (the "Final Incurrence Surrender Date") the Securities with respect to which the right is being exercised, duly endorsed or assigned to the Company or in blank.

10.  DENOMINATIONS, TRANSFER, EXCHANGE.

          This Security represents such of the outstanding Securities as shall be specified herein or endorsed hereon in accordance with the Indenture. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased to reflect exchanges. The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

11.  AMENDMENT, SUPPLEMENT, WAIVER.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, with the consent of the Company and the holders of a majority in aggregate principal amount of the Securities, and any existing default may be waived with the consent of the holders of a majority in aggregate principal amount of the Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended, inter alia, to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Securityholders in the case of a merger or acquisition, or to make any change that does not adversely affect the interests of any Security-holder in any material respect.

12.  DEFAULTS AND REMEDIES.

          An Event of Default is default in the payment of interest on the Securities continued for 30 days; default in payment of principal of or premium, if any, on the Securities when due and payable; default in payment of the Repurchase Price to be paid upon a redemption at the option of the Holder pursuant to paragraph 6; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture; acceleration of payments with respect to indebtedness of the Company in excess of $10,000,000; and certain events of bankruptcy, insolvency or reorganization. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities may declare the principal of, and accrued interest on, all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Security-holders notice of any continuing default (except a default in payment of principal or premium, if any, or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

13.  TRUSTEE DEALINGS WITH COMPANY.

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

14.  NO RECOURSE AGAINST OTHERS.

          A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

15.  AUTHENTICATION.

          This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent on the face hereof.

16.  ABBREVIATIONS.

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.  GOVERNING LAW.

          The laws of the State of New York shall govern the Indenture and the Securities.

18.  CUSIP NUMBERS.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

19.  REGISTRATION RIGHTS.

          Pursuant to the Registration Rights Agreement dated August 12, 1996 between the Company and the Initial Purchasers on behalf of Holders of the Securities, the Company will be obligated to effect a shelf registration for the Securities for Holders of Securities on or prior to December 10, 1996. The Holders of the Securities shall be entitled to receive certain additional interest payments in the event the Company fails to file or to cause to become effective such registration, all pursuant to and in accordance with the terms of the Registration Rights Agreement. Additional interest which may be payable pursuant to the Registration Rights Agreement shall be payable in the same manner as set forth herein with respect to the stated interest. The provisions of the Registration Rights Agreement relating to such additional interest are incorporated herein by reference and made a part hereof as if set forth herein in full. The Company shall notify the Trustee in writing of the amount of any additional interest payable pursuant to the Registration

Rights Agreement. Unless the Trustee receives such written notice, the Trustee is conclusively entitled to assume that no such additional interest is payable.

          THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON
WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE.
REQUESTS MAY BE MADE TO:  SA TELECOMMUNICATIONS, INC.,
1600 PROMENADE CENTER, 15TH FLOOR, TEXAS 75080, ATTENTION:
INVESTOR RELATIONS.

             =======================================

             =======================================

                         ASSIGNMENT FORM


          To assign this Security, fill in the form below:

          I or we assign and transfer this Security to

________________________________________________________________

________________________________________________________________
(Insert assignee's social security or tax identification number)

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

(Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date:  _______________  Your signature:  ________________________
                                         (Sign exactly as your
                                         name appears on the
                                         other side of this
                                         Security)

Signature Guaranteed:  __________________________________________

          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) August 12, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                           [Check One]

(1)  __   to the Company or a subsidiary thereof; or

(2)  __   pursuant to and in compliance with Rule 144A under the
          Securities Act; or

(3)  __   to an institutional "accredited investor" (as defined
          in Rule 501(a)(1), (2), (3) or (7) under the Securities
          Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  __   outside the United states to a "foreign Person" in
          compliance with Rule 904 of Regulation S under the Securities Act; or

(5)  __   pursuant to the exemption from registration provided by
          Rule 144 under the Securities Act; or

(6)  __   pursuant to an effective registration statement under
          the Securities Act; or

(7)  __   pursuant to another available exemption from the
          registration requirements of the Securities Act.


Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.


Dated: ____________   Signed:      ______________________________
                                   (Sign exactly as name
                                   appears on the other side
                                   of this Security)


Signature Guarantee: ____________________________________________


      TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:    ___________________     ______________________________

                                  NOTICE:  To be executed by
                                           an executive officer

                        CONVERSION NOTICE


          The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

          To convert this Security into Common Stock of the Company, check the box:
                                        [ ]

          To convert only part of this Security, state the amount
(must be $1,000 or any whole multiple thereof):

                    $________________________

          If you want the stock certificate made out in another
Person's name, fill in the form below:

_________________________________________________________________

_________________________________________________________________
(Insert other Person's social security or tax identification number)

_________________________________________________________________
(Print or type other Person's name, address and zip code)

Date:  _______________  Your signature:  ________________________
                                         (Sign exactly as your
                                         name appears on the
                                         other side of this
                                         Security)

Signature Guaranteed:  __________________________________________

In connection with any transfer of the Common Stock occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) August 12, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that the Common Stock is being transferred:

                           [Check One]

(1)  __   to the Company or a subsidiary thereof; or

(2)  __   pursuant to and in compliance with Rule 144A under the
          Securities Act; or

(3)  __   to an institutional "accredited investor" (as defined
          in Rule 501(a)(1), (2), (3) or (7) under the Securities
          Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  __   outside the United states to a "foreign Person" in
          compliance with Rule 904 of Regulation S under the Securities Act; or

(5)  __   pursuant to the exemption from registration provided by
          Rule 144 under the Securities Act; or

(6)  __   pursuant to an effective registration statement under
          the Securities Act; or

(7)  __   pursuant to another available exemption from the
          registration requirements of the Securities Act.


Unless one of the boxes is checked, the registrar for the Common Stock will refuse to register the Common Stock in the name of any Person other than the registered Holder hereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Common Stock transfer agent may require, prior to registering any such transfer of the Common Stock, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the registrar for the Common Stock or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Common
Stock transfer agent shall not be obligated to register Common
Stock in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.


Dated: _________________   Signed: ______________________________
                                   (Sign exactly as name
                                   appears on the other side
                                   of this Security)


Signature Guarantee: ____________________________________________


      TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing Common Stock issuable upon conversion of this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: _______________________    _______________________________
                                  NOTICE:  To be executed by
                                           an executive officer

               OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Article 4 of the Indenture, check the box: [ ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Article 4 of the Indenture, state the amount: $_______________

Date:  _______________ Your signature:  _________________________

(Sign exactly as your name appears
on the other side of this Security)


Signature Guaranteed:  __________________________________________

                                                        Exhibit B

                    Form of Certificate To Be
                  Delivered in Connection with
            Transfers to Non-QIB Accredited Investors


                                                ___________, ____



UNITED STATES TRUST COMPANY OF NEW YORK
114 W. 47th Street
15th Floor
New York, NY  10036


          Re:  SA Telecommunications, Inc. 10%
               Convertible Notes due 2006


Ladies and Gentlemen:

          In connection with our proposed purchase of 10%
Convertible Notes due 2006 (the "Notes") of SA
Telecommunications, Inc., a Delaware corporation (the "Company"), we confirm that:

          1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated August 5, 1996 relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages (A-1) and (A-2) of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

          2. We understand that any subsequent transfer of the Notes or shares of common stock, par value $.0001 per share, into which the Notes are convertible (the "Shares") is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or the Shares except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act") and all applicable State securities laws.

          3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes or Shares may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes or Shares, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities

Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Notes) or the transfer agent, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes and the Shares,
(iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing any of the Notes or the Shares from us a notice advising such purchaser that resales of the Notes or the Shares are restricted as stated herein.

          4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section enti-tled "Transfer Restrictions" of the Offering Memorandum.

          5. We understand that, on any proposed resale of any Notes or Shares, we will be required to furnish to the Trustee or the transfer agent, as the case may be, and the Company such certification, legal opinions and other information as the Trustee or the transfer agent, as the case may be, and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          7. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                         Very truly yours,


                         By:_____________________________________
                              Name:
                              Title:

                                                        Exhibit C

               Form of Certificate To Be Delivered
                   in Connection with Transfers
                     Pursuant to Regulation S


                                             ______________, ____

UNITED STATES TRUST COMPANY OF NEW YORK
114 W. 47th Street 15th Floor,
New York, NY  10036


          Re:  SA Telecommunications, Inc. (the "Company")
               10% Convertible Notes due 2006 (the "Notes")


Ladies and Gentlemen:

          In connection with our proposed sale of $___________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regu-lation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a Person in the United States;

          (2) either (a) at the time the buy offer was origi-nated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any Person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule
     903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;
     and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes and the shares of common stock, par value $.0001 per share into which the Notes are convertible.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Transferor]


                              By:________________________________
                                   Authorized Signature